Exhibit 3.149
Bylaws
Of
eLink Telecommunications of Virginia, Inc.
a Virginia corporation

Bylaws
Of
eLink Telecommunications of Virginia, Inc.
a Virginia corporation
ARTICLE 1
OFFICES
1.1 Registered Office and Registered Agent.
1.1.1 Current. The registered office of Corporation (the “Corporation”) will be in the City of Richmond, Virginia and the name of the registered agent in charge thereof is the agent named in the Certificate of Incorporation.
1.1.2 Change of the Registered Office or Registered Agent. The Board of Directors (the “Board”) may change either the location of the registered office or the name of the registered agent by resolution. Upon the Board’s adoption of such resolution, the Corporation will execute, acknowledge, and file with the State Corporation Commission a certificate certifying the change.
1.2 Principal Office. The principal office for the transaction of the business of the Corporation will be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.
1.3 Other Offices. The Corporation may also have an office or offices at such other places, either within or without the Commonwealth of Virginia, as the Board may from time to time designate or the business of the Corporation may require.
ARTICLE 2
MEETINGS OF STOCKHOLDERS
2.1 Time and Place of Meetings. The Corporation will hold meetings of stockholders at such time and place, within or without the Commonwealth of Virginia, as shall be stated in a notice of a meeting (described in paragraph 2.5 below) or in a duly executed waiver of notice thereof.
2.2 Annual Meetings. The Corporation will hold annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings at such time, date and place as the Board will determine by resolution.
2.3 Special Meetings.
2.3.1 Power to Call Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by (a) the Board, or (b) a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings.
2.3.2 Obligation to Call Special Meetings. The president or secretary will call a special meeting of the stockholders at the written request of (a) a majority of the Board or (b) stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.
2.3.3 Scope of Business. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice of the meeting (described in paragraph 2.5 below).
2.3.4 Restrictions on calling Special Meetings. Aside from those persons described in paragraphs 2.3.1 and 2.3.2 above, no other person or persons may call a special meeting, unless specifically authorized to do so pursuant to any provisions of the Certificate of Incorporation or any amendment thereto, or any certificate filed under the Virginia Stock Corporations Act (or its successor statute as in effect from time to time hereafter).
2.4 Stockholder Lists.
2.4.1 Preparation. At least ten days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation will prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder (the “List”).
2.4.2 Examination. The Corporation will make the List available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or at the place of the meeting. The Corporation will also make the List available at the meeting during the whole time thereof, and it may be inspected by any stockholder who is present.
2.5 Notice of Meetings. The Corporation will deliver to each stockholder of record entitled to vote at such meeting, notice of such meeting. Each notice must state: (a) the place; (b) the date; and (c) the hour of the meeting. In the case of a special meeting, the notice will, in addition to the above, state the purpose or purposes for which such meeting has been called.
2.5.1 Manner of Notice. All notices of meetings must be in writing and must be delivered to stockholders: (a) in person; (b) by registered, express, certified mail, postage prepaid, return receipt requested; (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee; or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices to a stockholder must be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Stockholders may furnish, from time to time, other addresses for delivery of notices.

2.5.2 Notices Deemed Given.
(a) Stockholders to Whom Notice is Deemed Given. If a stockholder’s address either does not appear on the Corporation’s books or is not given, notice to that stockholder will be deemed to have been given if:
(i) sent to that stockholder by first-class mail or other written communications to the Corporation’s principal executive office (the “Office”); or
(ii) the notice is published at least once in a newspaper of general circulation in the county where the Office is located.
(b) Time When Notice is Deemed Given. Notice will be deemed to have been given at the time when (i) delivered personally, or (ii) deposited in the mail or sent by facsimile or other means of written communication.
2.5.3 Undeliverable Notices. The Corporation will be relieved of sending an otherwise required notice to a stockholder if either (a) two consecutive notices of annual meetings have been sent by the Corporation to such stockholder and then returned marked undeliverable by the United States Postal Service, or (b) all dividend payments in the prior year, including at least two such payments, have been sent by the Corporation to such stockholder and then returned marked undeliverable by the United States Postal Service. Any action or meeting taken or held without notice to such person will have the same force and effect as if such notice were duly given. The Corporation’s duty to send notices will revive when such a stockholder notifies the Corporation of his or her current address.
2.5.4 Records of Notices Given. The secretary, assistant secretary, or any transfer agent of the Corporation giving notice will (a) execute an affidavit of the mailing or other means of giving any notice of any meeting, and (b) file and maintain such affidavit in the minute book of the Corporation.
2.5.5 Waiver of Notice. Whenever any notice is required to be given under the provisions of the Virginia Stock Corporations Act or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent thereto. Notice of any meeting of stockholders will be deemed waived by any stockholder who attends such meeting either in person or by proxy. Notwithstanding the previous sentence, notice is not deemed waived in the case of a stockholder who attends such meeting for the express purpose of objecting, at the beginning of the meeting, and so objects to the transaction of any business because the meeting is not lawfully called or convened.
2.6 Quorum.
2.6.1 Requirement. Except as otherwise provided by applicable law, by the Certificate of Incorporation, or by these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum for holding all meetings of stockholders.
2.6.2 Withdrawal of Quorum. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if at least a majority of the shares required to constitute a quorum approves any action taken (other than adjournment).
2.6.3 Evidence of Quorum. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.
2.6.4 Adjournment. If it appears that a quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting may adjourn the meeting from time to time until a quorum is present or represented. Except as otherwise expressly required by law, and subject to paragraph 2.6.4 (b) below, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.
(a) Scope of Business at Adjourned Meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
(b) Fresh Notice of Adjourned Meeting. Notwithstanding the second sentence of paragraph 2.6.4, the Corporation must give fresh notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting: (a) if the adjournment is for more than thirty days or (b) if, after the adjournment, a new Record Date (defined in Article 11) is fixed for the adjourned meeting.
2.7 Voting. In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy will decide any question brought before such meeting. Nevertheless, if express provision of applicable law, of the Certificate of Incorporation, or of these Bylaws requires a vote upon such question by other than simple majority of shares, then such express provision will govern and control the decision of said question. Such vote may be by voice or by written ballot.
2.7.1 Board Discretion to Require Written Ballot. Notwithstanding the last sentence of the last paragraph, the Board will have discretion to require a written ballot for any vote.
2.7.2 Mandatory Written Ballot. All elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins.
2.7.3 Voting Power. Unless otherwise provided in the Certificate of Incorporation, each stockholder will at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.
2.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
2.9 Inspectors of Election. The Corporation may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation or the Chairman of the meeting may appoint one or more alternate inspectors to replace any inspector who fails to act. Each inspector, before undertaking his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
2.9.1 Duties of Inspectors of Election. The inspector will perform his or her duties and will make all determinations in accordance with the GCL, including, without limitation, Section 231 of the GCL. Further, the inspector will:
(a) ascertain the number of shares outstanding and the voting power of each;
(b) determine the shares represented at the meeting;
(c) determine the validity of the proxies and ballots;
(d) count all votes and ballots;
(e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(f) certify his or her determination of the number of shares represented at the meeting and his or her count of all votes and ballots.
2.9.2 Non-Discretionary Appointment of Inspectors of Election. The appointment of inspectors of election will be in the discretion of the Board unless or until such time as the Corporation has a class of voting stock that is (a) listed on a national securities exchange, (b) authorized for quotation on an interdealer quotation system of a registered national securities association, or (c) held of record by more than 2,000 stockholders, at which time appointment of inspectors will be obligatory.
2.9.3 Opening and Closing of the Polls. The inspector will announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting. No ballot, proxies or votes, nor revocations thereof or changes thereto, will be accepted by the inspectors after the closing of the polls unless the Court of Chancery, upon application by a stockholder, determines otherwise.
2.10 Action Without Meeting. Any action of the stockholders may be taken without a meeting, if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting which all shares entitled to vote thereon were present and voted consent thereto in writing (give “Written Consent”). Further, the Written Consent must be filed with the minutes of the proceedings of stockholders. In any action taken without a meeting by less than unanimous Written Consent, the Corporation must give prompt notice of the taking of the action to those stockholders who have not consented in writing.
ARTICLE 3
DIRECTORS
3.1 Powers. The Board will have the power to manage or direct the management of the property, business and affairs of the Corporation, and, except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any meeting including, without limitation:
3.1.1 registration of the stockholders attending the meeting;
3.1.2 adoption of an agenda;
3.1.3 establishing the order of business at the meeting;
3.1.4 recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the results thereof;
3.1.5 the timing of the opening and closing of the polls; and
3.1.6 the physical layout of the facilities for the meeting.
3.2 Number of Directors. Unless otherwise provided in the Certificate of Incorporation of the Corporation, the Board will consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be stockholders.
3.3 Elections. The stockholders will elect the Directors at the annual meeting of stockholders or by Written Consent in lieu of an annual meeting.
3.4 Tenure. Each Director will serve until such person’s successor is elected and qualified or until such person’s death, retirement, resignation or removal.
3.5 Vacancies and Newly Created Directorships. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum (as defined in paragraph 3.10.1) is present. Any other vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.
3.6 Meetings. The Board may hold meetings, both regular and special, either within or without the Commonwealth of Virginia.

3.7 Annual Meeting. The Board will meet as soon as practicable after each annual election of directors.
3.8 Regular Meetings. Regular meetings of the Board will be held without call or notice at such time and place as will from time to time be determined by resolution of the Board.
3.9 Special Meetings.
3.9.1 Power to Call Special Meetings. The Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the President) may call a special meeting of the Board at any time, and for any purpose permitted by law.
3.9.2 Obligation to Call Special Meetings. The Secretary will call a special meeting on the written request of any two members of the Board, unless the Board consists of only one director, in which case the special meeting will be called on the written request of the sole director. Such meetings will be held at the time and place designated by the person or persons calling the meeting.
3.9.3 Notice of Special Meetings. Notice of the time, place and purpose of any special meeting will be given to the directors by the Secretary, or in case of the Secretary’s absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by facsimile, by telephone, by personal service, by courier or messenger or by any combination thereof as to different directors. If the notice is by mail, then it shall be deposited in a United States Post Office at least forty-eight hours before the time of the meeting; if by facsimile, by deposit of the message into the facsimile machine at least forty-eight hours before the time of the meeting; if by courier or messenger, by deposit with such courier or messenger forty-eight hours before the time of the meeting; if by telephone or by personal service, communicated or delivered at least forty-eight hours before the time of the meeting.
3.10 Quorum and Adjournment.
3.10.1 Quorum. At all meetings of the Board, a majority of the whole Board will be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law or by the Certificate of Incorporation or by these Bylaws.
3.10.2 Adjournment. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though a quorum (as defined in paragraph 3.10.1 above) is not present, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had. Notice of any adjourned meeting need not be given.
3.11 Fees and Compensation. Each director and each member of a committee of the Board will receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
3.12 Meetings by Telephonic Communication. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.
3.13 Committees. The Board may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Upon the absence or disqualification of a member of a committee, if the Board has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate.
3.13.1 Powers and Duties of the Committees. Any such committee of directors, to the extent provided in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Unless the resolution appointing such committee or the Certificate of Incorporation expressly so provides, no such committee will have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the GCL. Each committee will have such name as may be determined from time to time by resolution adopted by the Board. Each committee will keep minutes of its meetings and report to the Board when required.
3.13.2 Limitations on Powers of the Committees. Notwithstanding paragraph 3.13.1, no committee of directors will have the power or authority in reference to:
(a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in a resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the GCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);
(b) adopting an agreement of merger or consolidation under Section 251 or 252 of the GCL;

(c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;
(d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or
(e) amending the Bylaws of the Corporation.
3.14 Action Without Meetings. Unless otherwise restricted by applicable law or by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing. Further, the writing or writings must be filed with the minutes of the proceedings of the Board or committee.
3.15 Removal. Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.
ARTICLE 4
OFFICERS
4.1 Appointment and Salaries. The Board will appoint the officers of the Corporation, which will consist of a President, Secretary, and Treasurer. The Board may also appoint a Chairman, Chief Executive Officer or one or more Vice Presidents and such other officers (including Assistant Secretaries and Financial Officers) as the Board may deem necessary or desirable. The officers will hold their offices for such terms and will exercise such powers and perform such duties as will be determined from time to time by the Board. The Board will fix the salaries of all officers appointed by it. Unless prohibited by applicable law, the Certificate of Incorporation, or these Bylaws, the Board may elect or appoint one person to serve in more than one official capacity. The Board will fill any vacancy occurring in any office of the Corporation.
4.2 Removal and Resignation. The Board may remove either with or without cause, any officer it appointed. In the case of an assistant officer not appointed by the Board but by the President pursuant to paragraph 4.10, the President may remove, either with or without cause, any assistant officer he or she appoints. Any officer may resign at any time by giving notice to the Board, the President or Secretary. Any such resignation will take effect at the date of receipt of such notice or at any later time specified therein. Unless otherwise specified in such notice of resignation, the acceptance of the resignation will not be necessary to make it effective.
4.3 Chairman of the Board. The Board may, at its election, appoint a Chairman of the Board. If such an officer be elected, he or she will, if present, preside at all meetings of the stockholders and of the Board and will have such other powers and duties as may from time to time be assigned to him or her by the Board.
4.4 Vice Chairman of the Board. The Board may, at its election, appoint a Vice-Chairman of the Board. If such an officer be elected, he or she will have such powers and duties as may from time to time be assigned to him or her by the Board. If there be no Chairman of the Board, or in his or her absence, the Vice Chairman will preside at all meetings of the stockholders and of the Board, unless the Board appoints another person, who need not be a stockholder, officer or director of the Corporation, to preside at a meeting of stockholders or of the Board.
4.5 Chief Executive Officer. The Board may appoint one or more persons to share the office of Chief Executive Officer (“CEO”) of the Corporation. If there are Co-Chief Executive Officers (“Co-CEOs”), they will share the duties and powers normally attributable to a CEO of the Corporation and jointly will have, subject to the control of the Board, general supervision, direction and control of the business and officers of the Corporation. Disputes or differences of opinion between them with respect to management of the Corporation will be resolved by the Board, and the Co-CEOs will, if members of the Board, be entitled to participate in and vote on such matters brought to the Board for resolution.
4.6 President. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there is such an officer, the President will be the chief operating officer of the Corporation with the powers of general manager. If there is no Chairman of the Board, or in his or her absence, the President will preside at all meetings of the stockholders and of the Board, unless the Board appoints another person, who need not be a stockholder, officer or director of the Corporation, to preside at a meeting of stockholders or of the Board.
4.7 Vice President. In the absence of the President, or if the President is unable or refuses to act, the Vice President, if any, (or if there be more than one Vice President, the Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board or the President or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions incumbent upon the President. The rank of Vice Presidents in descending order will be Executive Vice President, Senior Vice President and Vice President. The Vice President will perform such other duties and have such other powers as the Board may from time to time prescribe.
4.8 Secretary and Assistant Secretary. The Secretary will attend all meetings of the Board (unless the Board determines otherwise) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and will perform like duties for the committees when required. The Secretary will give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board. The Secretary will have custody of the corporate seal of the Corporation and will (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it. The Secretary will perform such other duties and have such other powers as the Board or the President may from time to time prescribe.
4.9 Treasurer.
4.9.1 General Duties. The Treasurer will have custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer may disburse the funds of the Corporation as may be ordered by the Board or the President, taking proper vouchers for such disbursements, and will render to the Board at its regular meetings, or when the Board so requires, an account of transactions and of the financial condition of the Corporation. The Treasurer will perform such other duties and have such other powers as the Board or the President may from time to time prescribe.
4.9.2 Bonding of the Treasurer. If required by the Board, the Treasurer and Assistant Treasurer, if any, will give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person’s office and for the restoration to the Corporation, in case of such person’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person’s possession or under such person’s control belonging to the Corporation.
4.10 Assistant Officers. An assistant officer will, in the absence of the officer to whom such person is an assistant, or if such officer is unable or refuses to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board or the President or, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer. An assistant officer will perform such other duties and have such other powers as the Board or the President may from time to time prescribe.
ARTICLE 5
ADVISORS
5.1 Board of Advisors. The President or CEO may establish a Board of Advisors comprised of persons selected by the President or CEO. The President or CEO will select persons (“Advisors”) to fill any vacancies on the Board of Advisors. The President or CEO may consult with Advisors on such matters as the President or CEO deems appropriate. The Advisors will meet in the manner and at the times and places designated by the President or CEO. The President or CEO may terminate the Board of Advisors or the services of any Advisor at any time. The Advisors will have no authority to make or approve decisions for the President or CEO. Further, the Advisors will have no liability arising out of their services as Advisors or out of the acts or omissions of the President or CEO. No Advisor will have any duty with respect to stockholders, the Corporation, or the President or CEO solely by acting as an Advisor. The President or CEO and the Corporation will be under no obligation to follow any advice or recommendation of the Board of Advisors as a whole or of any Advisor. The President or CEO will retain ultimate responsibility and authority for all decisions relating to the operation and management of the Corporation, including responsibility and authority with respect to business decisions. Any expenses associated with the Board of Advisors, including any compensation or expense reimbursements paid to Advisors, will be the responsibility of the Corporation.
5.2 Fees and Compensation. Each Advisor will receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the President or CEO may from time to time determine. No such payment will preclude any Advisor from serving the Corporation in any other capacity and receiving compensation therefor.

5.3 Advisory Committees. The President or CEO may designate advisory committees, each committee to consist of one or more of the Advisors of the Corporation.
ARTICLE 6
SEAL
          It will not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal. All documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers will be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.
ARTICLE 7
STOCK CERTIFICATES
7.1 Form of Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice President, and also (ii) by the Treasurer or Assistant Treasurer, or by the Secretary or an Assistant Secretary certifying the number of shares owned in the Corporation. Any or all of the signatures on the certificate may be a facsimile signature. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of the issuance.
7.2 Multiple Classes of Stock. If the Corporation is now or hereafter authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. In lieu of the foregoing requirements and except as otherwise provided in Section 202 of the GCL, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
ARTICLE 8
REPRESENTATION OF SHARES OF OTHER CORPORATIONS
          Any and all shares of any other corporation or corporations standing in the name of the Corporation will be voted, and all rights incident thereto will be represented and exercised on behalf of the Corporation, as follows: (i) as the Board of the Corporation may determine from time to time, or (ii) in the absence of such determination, by the Chairman of the Board, or (iii) if the Chairman of the Board shall not vote or otherwise act with respect to the shares, by the Vice Chairman. The foregoing authority may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.
ARTICLE 9
TRANSFERS OF STOCK
          Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
ARTICLE 10
LOST, STOLEN OR DESTROYED CERTIFICATES
          The Board may direct that a new certificate or certificates be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.
ARTICLE 11
RECORD DATE
11.1 Board Discretion in Fixing Record Date. The Board may, by resolution, fix in advance a date (“Record Date”) which will be used for determining the stockholders entitled to: (a) notice of or to vote at any meeting and any adjournment thereof; (b) give Written Consent to corporate action without a meeting; (c) receive payment of any dividend or other distribution or allotment of any rights; and (d) exercise rights in respect of any change, conversion or exchange of stock. Further, the Board may fix a Record Date for any other lawful action. The Record Date for each of the purposes outlined above will be fixed as follows:
11.1.1 Notice and Vote. In determining the stockholders entitled to notice of or to vote at any meeting and any adjournment thereof, the Record Date will be not more than sixty days nor less than ten days preceding the date of any meeting of stockholders;
11.1.2 Written Consent. In determining the stockholders entitled to give Written Consent to corporate action without meeting, the Record Date will be not more than ten days after the date upon which the resolution fixing the Record Date is adopted by the Board; and
11.1.3 Record Date for Distributions, Rights, and Other Purposes. In determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or those entitled to exercise rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Record Date will be no more than sixty days prior to such action.
11.2 Record Pate in Default of Board Action. If no Record Date is fixed by Board resolution, Record Date will be fixed as follows:
11.2.1 Notice and Vote. The Record Date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held;
11.2.2 Written Consent. The Record Date for determining the stockholders entitled to give Written Consent to corporate action without meeting, when no prior action by the Board is required by the GCL, will be the first date on which a signed Written Consent is delivered to the corporation, and when prior action by the Board is required by the GCL, will be at the close of business on the day on which the Board adopts the resolution taking such prior action; and
11.2.3 Record Pate for Distributions, Rights, and Other Purposes. The Record Date for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, determining the stockholders entitled to exercise rights in respect of any change, conversion or exchange of stock, or for any other lawful action, will be at the close of business on the day on which the Board adopts the resolution relating thereto.
11.3 Stock Transfers After the Record Date. Only such stockholders as shall be stockholders of record as of the Record Date, whether fixed by Board resolution or fixed in default of Board action, shall be entitled to the rights outlined in paragraphs 11.1 and 11.2 (and their respective subsections) above, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such Record Date is fixed as aforesaid.
ARTICLE 12
REGISTERED STOCKHOLDERS
     Except as expressly provided by applicable law, the Corporation will be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and will not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation has express or other notice thereof.
ARTICLE 13
FISCAL YEAR
     The fiscal year of the Corporation will be fixed by resolution of the Board.
ARTICLE 14
AMENDMENTS

          Subject to any contrary or limiting provisions contained in the Certificate of Incorporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted (i) by the affirmative vote of the holders of at least a majority of the Common Stock of the Corporation, or (ii) by the affirmative vote of the majority of the Board at any regular or special meeting. Any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders unless otherwise specified herein.
ARTICLE 15
DIVIDENDS
15.1 Declaration. Subject to any applicable provisions of the Certificate of Incorporation and pursuant to applicable law, the Board may declare dividends on the capital stock of the Corporation at any regular or special meeting.
15.2 Form of Dividends. Dividends may be paid in cash, in property, or in shares of capital stock.
15.3 Set Aside Funds. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interest of the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE 16
INDEMNIFICATION AND INSURANCE
16.1 Right to Indemnification.
16.1.1 Persons Entitled to Indemnification. Subject to applicable Virginia law as existing or hereafter amended, the Corporation will indemnify and hold harmless to the fullest extent permissible under Virginia law, each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, or Advisor of the Corporation (“Indemnitee”). Further, this indemnification right will extend to each person who is or was serving at the request of the Corporation as a director, officer, Advisor, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.
16.1.2 Scope of Indemnification. The indemnification right will extend to persons entitled to such right whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, Advisor, employee or agent.
16.1.3 Expenses Indemnified. The Corporation will indemnify persons entitled to indemnity against all costs, charges, expenses, liabilities and losses (including attorneys’

fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.
16.1.4 Survival. The indemnification right outlined in this paragraph 16.1 will continue as to a person who has ceased to be a director, officer, Advisor, employee or agent. Further, the indemnification right will inure to the benefit of such Indemnitee’s heirs, executors and administrators.
16.1.5 Limitation of Indemnification. The Corporation will indemnify any Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.
16.2 Repayment of Indemnified Expenses. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (“Advance Payment”). Nevertheless, if the GCL so requires, such Advance Payment of expenses incurred by a an Indemnitee in his or her capacity as a director, officer, or Advisor, (and not in any other capacity in which service was or is rendered by such person while a director, officer, or Advisor including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this paragraph, under Virginia law, or otherwise.
16.3 Indemnification of Other Persons. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors, officers, and Advisors as outlined in paragraphs 16.1 and 16.2 above.
16.4 Right of Claimant to Bring Suit. If a claim brought under paragraphs 16.1, 16.2, or 16.3 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the claimant’s suit is successful in whole or in part, the claimant will be entitled to recover also the expense of prosecuting such claim.
16.4.1 Valid Defenses to the Claimant’s Action. It shall be a defense to any such action (other than an action brought to enforce a claim for Advance Payment where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Virginia law for the Corporation to indemnify the claimant for the amount claimed.
16.4.2 Invalid Defenses to the Claimant’s Action. Neither of the following acts or omissions will be a defense to the claimant’s action or create a presumption that the claimant has failed to meet the standard of conduct described in paragraph 16.4.1 above:
(a) the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because the claimant has met such standard of conduct; or
(b) an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct.
16.5 Non-Exclusivity of Rights. The right to indemnification and to Advance Payments conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any: (i) statute; (ii) provision of the Certificate of Incorporation; (iii) bylaw; (iv) agreement; (v) vote of stockholders; (vi) vote of disinterested directors; or (vii) otherwise.
16.6 Insurance. Regardless of whether the Corporation would have the power under Virginia law to indemnify itself or any director, officer, Advisor, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, the Corporation may maintain insurance, at its expense, to protect such persons or entities against any such expense, liability or loss.
16.7 Expenses as a Witness. The Corporation will indemnify any director, officer, Advisor, employee or agent of the Corporation who, by reason of such position, or a position with another entity at the request of the Corporation, is a witness in any Proceeding. Such indemnity will cover all costs and expenses actually and reasonably incurred by the witness or on his or her behalf in connection with the Proceeding.
16.8 Indemnity Agreements. The Corporation may enter into agreements with any director, officer, Advisor, employee or agent of the Corporation providing for indemnification to the full extent permitted by Virginia law.

Certificate of Secretary
Of
eLink Telecommunications of Virginia, Inc.
a Virginia corporation
          I hereby certify that I am the duly elected and acting Secretary of eLink Telecommunications of Virginia, Inc., a Virginia corporation, and that the foregoing Bylaws, comprising 17 pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors on June 27, 2001.

Secretary